Exhibit 99.1

Parkway Reports First Quarter 2016 Results

ORLANDO, Fla., May 5, 2016 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its first quarter ended March 31, 2016.

Logo - http://photos.prnewswire.com/prnh/20030513/PARKLOGO

Highlights for First Quarter 2016 and Subsequent Events

  Reported first quarter FFO of $0.34 per diluted share
  Reduced net debt to adjusted EBITDA multiple to 6.1x at March 31, 2016 from 6.4x at December 31, 2015 and 7.1x at March 31, 2015
  First quarter occupancy of 89.0%, with the portfolio 90.8% leased
  Entered into a definitive agreement with Cousins Properties Incorporated (NYSE: CUZ) for a stock-for-stock merger and subsequent spin-off of the Houston-based assets of both companies into a new publicly traded REIT

"After substantially completing our aggressive capital recycling program in 2015, we immediately implemented a G&A optimization program, and we're delighted that our strong first quarter results already reflect significant G&A expense reduction," stated James R. Heistand, President and Chief Executive Officer of Parkway. "While our occupancy was down this quarter due to the expected contraction of 303,000 square feet at CityWestPlace I, we are starting to realize the benefits of our strong leasing activity over the past year at our other assets, which led to same-store recurring cash NOI growth of 7.3%, at Parkway's share. Additionally, we continue to improve our balance sheet, as our net debt to adjusted EBITDA multiple dropped to 6.1x and coverage ratios remained strong. Subsequent to quarter end, we used available cash on our balance sheet to repay all of our remaining 2016 debt maturities which had an average cash interest rate of 6.1%."

For the first quarter 2016, funds from operations ("FFO") were $40.1 million, or $0.34 per diluted share for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio"). Funds available for distribution ("FAD") were $16.6 million, or $0.14 per diluted share for the Parkway Portfolio.

A reconciliation of FFO and FAD to net income is included below. Net income to common stockholders and FFO and FAD for the Parkway Portfolio for the three months ended March 31, 2016, as well as a comparison to the same period of the prior year, are as follows:

(Amounts in thousands, except per share data)

	Three Months Ended March 31
	2016		2015
	Amount	Per Share	Amount	Per Share
Net Income– Common Stockholders – Basic	$61,393	$0.55	$7,275	$0.07
Wtd. Avg. Basic Shares	111,658		111,216

Funds From Operations	$40,070	$0.34	$39,672	$0.34
Funds Available for Distribution	$16,597	$0.14	$21,945	$0.19
Wtd. Avg. Diluted Shares/Units	116,687		116,531

Operational Results

Occupancy at the end of the first quarter 2016 was 89.0%, compared to 90.7% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the first quarter 2016 was 90.8%, compared to 92.7% at the end of the prior quarter. Excluding the previously announced 303,000-square-foot contraction at CityWestPlace I in Houston, Texas, occupancy at the end of the first quarter 2016 was 91.0%, and the Company's leased percentage at the end of the first quarter 2016 was 92.8%.

Parkway's share of recurring same-store net operating income ("NOI") for the Parkway Portfolio was $50.1 million on a GAAP basis during the first quarter 2016, which was a decrease of $1.6 million, or 3.1%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio was $42.2 million, which was an increase of $2.9 million, or 7.3%, compared to the same period of the prior year.

The Company's portfolio GAAP NOI margin was 61.4% at Parkway's share during the first quarter 2016, compared to 61.6% during the same period of the prior year.

Leasing Activity

During the first quarter 2016, Parkway signed a total of 385,000 square feet of leases at an average rent per square foot of $33.81 and at an average cost of $4.98 per square foot per year.

New & Expansion Leasing – During the first quarter 2016, Parkway signed 80,000 square feet of new leases at an average rent per square foot of $36.69 and at an average cost of $7.38 per square foot per year.

Expansion leases during the quarter totaled 25,000 square feet at an average rent per square foot of $33.90 and at an average cost of $6.03 per square foot per year.

Renewal Leasing – Customer retention during the first quarter 2016 was 55.2%. Excluding the previously announced 303,000-square-foot contraction at CityWestPlace I in Houston, Texas, customer retention for the first quarter 2016 was 87.6%. The Company signed 280,000 square feet of renewal leases at an average rent per square foot of $32.98, representing a 6.2% rate decrease from the expiring rate. The rate decrease in renewal leasing is principally attributable to renewal activity in Jacksonville and Tampa, Florida. The average cost of renewal leases was $4.16 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters are as follows:

	For the Three Months Ended
	03/31/16	12/31/15	09/30/15	06/30/15	03/31/15
Ending Occupancy	89.0%	90.7%	90.0%	90.4%	89.3%
Customer Retention	55.2%	81.9%	86.6%	62.0%	81.1%
Square Footage of Total Leases Signed (in thousands)	385	631	734	687	642
Average Revenue Per Square Foot Per Year of Total Leases Signed	$33.81	$31.55	$32.12	$28.92	$30.39
Average Cost Per Square Foot Per Year of Total Leases Signed	$4.98	$5.32	$6.19	$5.64	$5.76

Acquisition and Disposition Activity

On January 22, 2016, the Company completed the sale of 5300 Memorial, a 154,000 square foot office building, and Town & Country, a 149,000 square foot office building, both located in Houston, Texas, for an aggregate gross sale price of $60.0 million. The Company recognized a gain on the sale of 5300 Memorial and Town & Country of approximately $37.8 million in the first quarter of 2016.

On February 5, 2016, the Company completed the sale of 80.0% of its interest in Courvoisier Centre, a 343,000 square foot office building complex located in Miami, Florida, at a gross asset value of $175.0 million. The Company retained a 20.0% interest in the asset through a newly formed joint venture and will continue to perform the property management and leasing services for the asset. Simultaneously with the closing of the joint venture transaction, the joint venture closed on a $106.5 million first mortgage secured by the asset, which has a fixed interest rate of 4.6%, matures in March 2026 and is interest only through maturity. The recapitalization of Courvoisier Centre resulted in net proceeds to the Company of $154.3 million. The Company recognized a gain of approximately $25.3 million on the recapitalization of the asset in the first quarter of 2016.

Subsequent Events

On April 6, 2016, the Company paid in full at par the $114.0 million mortgage debt secured by CityWestPlace I&II and expects to recognize a gain on extinguishment of debt of approximately $150,000 in the second quarter of 2016.

On April 11, 2016, the Company paid in full at par the $47.9 million mortgage debt secured by Lincoln Place and expects to recognize a gain on extinguishment of debt $308,000 in the second quarter of 2016.

On April 28, 2016, the Company entered into a definitive merger agreement pursuant to which the Company will merge with and into an affiliate of Cousins Properties Incorporated ("Cousins") in a stock-for-stock merger (the "Merger") and the combined company then will spin-off the combined Houston-based assets into a new publicly traded REIT ("HoustonCo"). Under the terms of the merger agreement, the Company's stockholders will receive 1.63 shares of newly issued Cousins common stock in exchange for each issued and outstanding share of common stock of the Company as of the effective time of the merger. Pursuant to the merger agreement, on the business day following the merger's completion, the combined company will effect a taxable spin-off of HoustonCo via a special dividend of shares of HoustonCo to be distributed pro rata to its stockholders on a one-for-one basis (the "Spin-Off" and together with the Merger, the "Merger Transaction"). Upon completion of the Spin-Off, Cousins' and the Company's stockholders will own approximately 52.0% and 48.0%, respectively, of each of Cousins and HoustonCo. The Merger Transaction is subject to certain closing conditions, including but not limited to stockholder approval by the stockholders of each of the Company and Cousins. The Company can provide no assurances when the Merger Transaction will close, if at all.

Capital Structure

At March 31, 2016, the Company had no outstanding debt under its unsecured revolving credit facility, $550.0 million outstanding under its unsecured term loans and held $251.5 million in cash and cash equivalents, of which $235.0 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.1 billion at March 31, 2016.

At March 31, 2016, the Company's net debt to adjusted EBITDA multiple was 6.1x, using the quarter's annualized adjusted EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 6.4x at December 31, 2015, and 7.1x at March 31, 2015.

Common Dividend

The Company's previously announced first quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on March 30, 2016 to stockholders of record as of March 16, 2016.

Outlook

Given the Company's announcement on April 29, 2016 regarding the signed definitive merger agreement with Cousins, the Company is not providing an outlook for the remainder of 2016 or updating or affirming its previously issued guidance range for the full-year 2016 for its earnings per diluted share ("EPS") or FFO per diluted share.

Webcast and Conference Call

The Company will conduct its first quarter earnings conference call on Friday, May 6, 2016 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through May 20, 2016, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13634114.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 34 office properties located in six states with an aggregate of approximately 14.0 million square feet of leasable space as of April 1, 2016. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 2.7 million square feet for third-party owners as of April 1, 2016.

Additional Information about the Proposed Transactions and Where to Find it

In connection with the proposed transaction, Cousins intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cousins and Parkway that also constitutes a prospectus of Cousins. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cousins by contacting Cousins Investor Relations at (404) 407-1898. Investors and security holders may obtain free copies of the documents filed with the SEC by Parkway by contacting Parkway Investor Relations at (407) 650-0593.

Cousins and Parkway and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cousins' directors and executive officers is available in Cousins' proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 22, 2016. Information about directors and executive officers of Parkway is available in the proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cousins or Parkway using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "intend," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "result," "seek," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted EPS, share of depreciation and amortization, net gains on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions, including the proposed Merger Transaction, the ability to complete acquisitions and dispositions, including the proposed Merger Transaction, and the risks associated therewith, statements about the benefits of the proposed Merger Transaction, including future financial and operating results, plans, objections, expectations, and intentions, and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates and changes in the prices of commodities, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; illiquidity of real estate; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses, including the proposed Merger Transaction; risks associated with the ability to consummate the proposed Merger Transaction and the transactions contemplated thereby; the ability to realize anticipated benefits and synergies of the proposed Merger Transaction; the potential impact of announcement or consummation of the proposed Merger Transaction on relationships, including with tenants, employees, customers and competitors; compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; the unfavorable outcome of any legal proceedings that have been or may be instituted against the Company, Cousins or any company spun-off by the combined company; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined by NAREIT as net income (computed in accordance with GAAP), reduced by preferred dividends, excluding gains or losses from the sale of previously depreciable real estate assets, impairment charges related to depreciable real estate under GAAP, plus depreciation and amortization related to depreciable real estate, and after adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. FFO measures 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which excludes Parkway's share of non-cash adjustments for interest rate swaps, realignment expenses, adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, acquisition costs or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance. Recurring FFO measures 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding straight line rent adjustments, amortization of above and below market leases, share-based compensation expense, acquisition costs, amortization of loan costs, other non-cash charges, gain or loss on extinguishment of debt, amortization of mortgage interest premium and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis. FAD measures 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA – Parkway defines EBITDA as net income before interest expense, income taxes and depreciation and amortization. Parkway further defines Adjusted EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation and amortization expense, acquisition costs, gains and losses on early extinguishment of debt, impairment of real estate, share-based compensation expense, realignment expenses, and gains and losses on sales of real estate. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of Adjusted EBITDA on the same basis. Adjusted EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. Adjusted EBITDA measures 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest.

Net Operating Income (NOI) - Parkway defines net operating income ("NOI") as income from office properties less property operating expenses. NOI measures 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest.

Same-Store Properties - Parkway defines same-store properties as those properties that were owned for the entire current and prior year reporting periods and excludes properties classified as discontinued operations or which meet held for sale criteria. Same-store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for same-store properties. Recurring SSNOI includes adjustments for non-recurring lease termination fees or other unusual items. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.

Contact:
Parkway Properties, Inc.
David R. O'Reilly
Executive Vice President and Chief Financial Officer
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2016	2015
	(Unaudited)	(Unaudited)
Assets
Real estate related investments:
Office properties	$ 3,220,552	$ 3,332,021
Accumulated depreciation	(330,231)	(308,772)
	2,890,321	3,023,249

Mortgage loan receivable	3,310	3,331
Investment in unconsolidated joint ventures	45,767	39,592
	2,939,398	3,066,172

Receivables and other assets:
Rents and fees receivable, net	2,561	856
Straight line rents receivable	93,392	86,138
Other receivables	7,041	9,952
Unamortized lease costs	150,275	148,901
Escrows and other deposits	38,383	40,444
Prepaid assets	3,600	3,412
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	-	474
Deferred tax asset - non-current	4,871	4,999
Other assets	711	858
Land available for sale	175	175
Intangible assets, net	132,021	146,688
Assets held for sale	-	21,373
Management contracts, net	189	378
Cash and cash equivalents	251,499	74,961
Total assets	$ 3,627,616	$ 3,609,281

Liabilities
Notes payable to banks	$ 543,196	$ 542,880
Mortgage notes payable	1,234,599	1,235,502
Accounts payable and other liabilities:
Corporate payables	3,623	4,077
Deferred tax liability - non-current	813	793
Accrued payroll	1,406	4,845
Fair value of interest rate swaps	12,824	9,026
Interest payable	5,803	5,944
Property payables:
Accrued expenses and accounts payable	52,201	55,322
Accrued property taxes	15,393	22,857
Prepaid rents	17,085	18,787
Deferred revenue	102	25
Security deposits	5,927	7,135
Unamortized below market leases	58,636	64,874
Liabilities related to assets held for sale	-	1,003
Total liabilities	1,951,608	1,973,070

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 111,713,277 and 111,631,153 shares issued and
outstanding in 2016 and 2015, respectively	112	112
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,856,271	1,854,913
Accumulated other comprehensive loss	(10,307)	(6,199)
Accumulated deficit	(419,619)	(460,131)
Total Parkway Properties, Inc. stockholders' equity	1,426,461	1,388,699
Noncontrolling interests	249,547	247,512
Total equity	1,676,008	1,636,211
Total liabilities and equity	$ 3,627,616	$ 3,609,281

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)

Revenues
Income from office properties	$ 109,628	$ 116,915
Management company income	1,436	2,765
Sale of condominium units	-	4
Total revenues	111,064	119,684

Expenses
Property operating expense	42,933	44,994
Management company expenses	674	2,720
Cost of sales - condominium units	-	202
Depreciation and amortization	41,940	49,136
Impairment loss on real estate	-	1,000
General and administrative	6,999	8,884
Acquisition costs	-	471
Total expenses	92,546	107,407

Operating income	18,518	12,277

Other income and expenses
Interest and other income	244	170
Equity in earnings of unconsolidated joint ventures	249	162
Net gains on sale of real estate	63,020	14,316
Gain on extinguishment of debt	-	79
Interest expense	(16,915)	(19,198)

Income before income taxes	65,116	7,806

Income tax expense	(575)	(192)

Net income	64,541	7,614
Net income attributable to noncontrolling interests - unit holders	(2,655)	(348)
Net (income) loss attributable to noncontrolling interests - real estate partnerships	(493)	9
Net income for Parkway Properties, Inc. and attributable to common stockholders	$ 61,393	$ 7,275

Net income per common share attributable to Parkway Properties, Inc.:
Basic net income attributable to Parkway Properties, Inc.	$ 0.55	$ 0.07
Diluted net income attributable to Parkway Properties, Inc.	$ 0.55	$ 0.07

Weighted average shares outstanding:
Basic	111,658	111,216
Diluted	116,687	116,531

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE
FOR DISTRIBUTION TO NET INCOME AT PARKWAY'S SHARE
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)

Net income for Parkway Properties, Inc.	$ 61,393	$ 7,275

Adjustments to net income for Parkway Properties, Inc.:
Depreciation and amortization	39,042	45,365
Noncontrolling interest - unit holders	2,655	348
Impairment loss on depreciable real estate	-	1,000
Net gains on sale of real estate	(63,020)	(14,316)
Funds from operations attributable to the operating partnership	$ 40,070	$ 39,672

Adjustments to derive recurring funds from operations:
Non-recurring lease termination fee income	(184)	(959)
Gain on extinguishment of debt	-	(79)
Acquisition costs	-	471
Non-cash adjustment for interest rate swap	(16)	248
Recurring funds from operations attributable to the operating partnership	$ 39,870	$ 39,353

Funds available for distribution
Funds from operations	$ 40,070	$ 39,672
Add (deduct):
Straight-line rents	(8,256)	(8,296)
Amortization of below market leases, net	(2,845)	(4,615)
Amortization of share-based compensation	1,517	1,736
Acquisition costs	-	471
Amortization of loan costs	732	671
Non-cash adjustment for interest rate swap	(16)	248
Gain on extinguishment of debt	-	(79)
Amortization of mortgage interest premium	(3,478)	(3,006)
Recurring capital expenditures: (1)
Building improvements	(1,760)	(823)
Tenant improvements - new leases	(1,236)	(144)
Tenant improvements - renewal leases	(2,337)	(908)
Leasing costs - new leases	(2,490)	(1,892)
Leasing costs - renewal leases	(3,304)	(1,090)
Total recurring capital expenditures	(11,127)	(4,857)
Funds available for distribution attributable to the operating partnership	$ 16,597	$ 21,945

Diluted per common share/unit information (**)
FFO per share	$ 0.34	$ 0.34
Recurring FFO per share	$ 0.34	$ 0.34
FAD per share	$ 0.14	$ 0.19
Dividends paid	$ 0.1875	$ 0.1875
Dividend payout ratio for FFO	55.1%	55.1%
Dividend payout ratio for recurring FFO	55.1%	55.1%
Dividend payout ratio for FAD	133.9%	98.7%

Other supplemental information
Recurring capital expenditures	$ 11,127	$ 4,857
Upgrades on acquisitions	17,794	11,165
Total real estate improvements and leasing costs (1)	$ 28,921	$ 16,022

**Information for diluted computations:
Basic common shares/units outstanding	116,490	116,330
Dilutive effect of other share equivalents	197	201
Diluted weighted average shares/units outstanding	116,687	116,531

(1) Development costs related to Hayden Ferry III are not included in these amounts. See Schedule of Development Activity on page 22.

PARKWAY PROPERTIES, INC.
EBITDA, ADJUSTED EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

	For the Three Months Ended or At
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015

Net income for Parkway Properties, Inc.	$ 61,393	$ 8,677	$ 37,251	$ 14,132	$ 7,275

Adjustments at Parkway's share to net income for Parkway Properties, Inc.:
Interest expense	14,215	14,822	14,256	14,700	15,795
Depreciation and amortization	39,042	44,333	42,398	43,706	45,365
Income tax expense	575	894	491	326	192
EBITDA	115,225	68,726	94,396	72,864	68,627
Amortization of loan costs	732	716	708	824	671
Non-cash adjustment for interest rate swap	(16)	(52)	217	(43)	248
(Gain) loss on extinguishment of debt	-	575	210	3,831	(79)
Noncontrolling interest - unit holders	2,655	375	1,617	607	348
Acquisition costs	-	1,306	101	196	471
Amortization of share-based compensation	1,517	1,410	1,653	1,726	1,736
Net gains on sale of real estate	(63,020)	(3,819)	(42,309)	(24,922)	(14,316)
Gain on sale of unconsolidated property	-	(9,754)	-	-	-
Impairment loss on real estate	-	-	-	4,400	1,000
Realignment expenses	-	520	-	-	-
Adjusted EBITDA	$ 57,093	$ 60,003	$ 56,593	$ 59,483	$ 58,706

Interest coverage ratio	4.0	4.0	4.0	4.0	3.7

Fixed charge coverage ratio	3.4	3.4	3.3	3.5	3.1

Capitalization information
Mortgage notes payable at Parkway's share	$ 1,057,609	$ 1,034,972	$ 1,007,528	$ 1,007,589	$ 1,109,338
Notes payable to banks	550,000	550,000	550,000	600,000	593,000
Parkway's share of total debt	1,607,609	1,584,972	1,557,528	1,607,589	1,702,338
Less: Parkway's share of cash and cash equivalents	(235,000)	(57,974)	(88,878)	(47,142)	(37,323)
Parkway's share of net debt	1,372,609	1,526,998	1,468,650	1,560,447	1,665,015

Shares of common stock and operating units outstanding	116,546	116,464	116,424	116,391	116,372
Stock price per share at period end	$ 15.66	$ 15.63	$ 15.56	$ 17.44	$ 17.35
Market value of common equity	$ 1,825,110	$ 1,820,332	$ 1,811,557	$ 2,029,859	$ 2,019,054
Total market capitalization (including net debt)	$ 3,197,719	$ 3,347,330	$ 3,280,207	$ 3,590,306	$ 3,684,069
Net debt as a percentage of market capitalization	42.9%	45.6%	44.8%	43.5%	45.2%

Adjusted EBITDA annualized	$ 228,372	$ 240,012	$ 226,372	$ 237,932	$ 234,824
Adjustment to annualize investment activities (1)	(2,502)	(1,829)	(2,747)	(4,011)	606
Adjusted EBITDA - annualized investment activities	$ 225,870	$ 238,183	$ 223,625	$ 233,921	$ 235,430
Net debt to Adjusted EBITDA multiple	6.1	6.4	6.6	6.7	7.1

(1) Adjustment to annualized investment activities represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME
(In thousands, except number of properties data)

Three Months Ended March 31, 2016 and 2015
				Net Operating Income		Average Occupancy
	Square	Number of	Percentage
	Feet	Properties	of Portfolio	2016	2015	2016	2015

Same-store properties:
Wholly owned	10,639	24	70.0%	$ 46,672	$ 48,765	87.3%	88.3%
Fund II	1,950	5	13.5%	8,994	9,995	95.2%	96.6%
Total same-store properties	12,589	29	83.5%	$ 55,666	$ 58,760	88.6%	89.6%
Net operating income from
consolidated office properties	13,468	32	100.0%	$ 66,695	$ 71,921

The following table is a reconciliation of net income to Same-Store net operating income (SSNOI) and Recurring SSNOI:

				Three Months Ended
				March 31,
				2016	2015

Net income for Parkway Properties, Inc.				$ 61,393	$ 7,275
Add (deduct):
Interest expense				16,915	19,198
Gain on extinguishment of debt				-	(79)
Depreciation and amortization				41,940	49,136
Management company expenses				674	2,720
Income tax expense				575	192
General and administrative				6,999	8,884
Acquisition costs				-	471
Equity in earnings of unconsolidated joint ventures				(249)	(162)
Sale of condominium units				-	(4)
Cost of sales - condominium units				-	202
Net income attributable to noncontrolling interests				3,148	339
Net gains on sale of real estate				(63,020)	(14,316)
Impairment loss on real estate				-	1,000
Management company income				(1,436)	(2,765)
Interest and other income				(244)	(170)
Net operating income from consolidated office properties				66,695	71,921
Less: Net operating income from non same-store properties				(11,029)	(13,161)
Same-store net operating income (SSNOI)				55,666	58,760
Less: non-recurring lease termination fee income				(184)	(824)
Recurring SSNOI				$ 55,482	$ 57,936

Parkway's share of SSNOI				$ 50,331	$ 52,571

Parkway's share of recurring SSNOI				$ 50,147	$ 51,747

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2016	2015	Change	Change	2016	2015	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 76,921	$ 76,847	$ 74	0.1%	$ 76,921	$ 76,847	$ 74	0.1%
Fund II	15,594	15,673	(79)	(0.5)%	4,137	4,081	56	1.4%
Unconsolidated joint ventures	-	-	-	-	1,603	1,481	122	8.2%
Total same-store GAAP revenue	92,515	92,520	(5)	-%	82,661	82,409	252	0.3%
Expenses
Wholly-owned properties	30,249	28,082	2,167	7.7%	30,249	28,082	2,167	7.7%
Fund II	6,600	5,678	922	16.2%	1,671	1,421	250	17.6%
Unconsolidated joint ventures	-	-	-	-	410	335	75	22.4%
Total same-store GAAP expenses	36,849	33,760	3,089	9.1%	32,330	29,838	2,492	8.4%
NOI - GAAP	$ 55,666	$ 58,760	$ (3,094)	(5.3)%	$ 50,331	$ 52,571	$ (2,240)	(4.3)%
Net margin - GAAP	60.2%	63.5%	(3.3)%		60.9%	63.8%	(2.9)%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$ 13,538	$ 3,487	$ 10,051		$ 13,538	$ 3,487	$ 10,051
Fund II	1,716	-	1,716		1,201	-	1,201
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP revenue	15,254	3,487	11,767		14,739	3,487	11,252
Expenses
Wholly-owned properties	4,715	1,491	3,224		4,715	1,491	3,224
Fund II	320	25	295		224	18	206
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP expenses	5,035	1,516	3,519		4,939	1,509	3,430
NOI	$ 10,219	$ 1,971	$ 8,248		$ 9,800	$ 1,978	$ 7,822
Net margin	67.0%	56.5%	10.5%		66.5%	56.7%	9.8%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$ 1,859	$ 18,184	$ (16,325)		$ 1,560	$ 17,472	$ (15,912)
Fund II	-	2,724	(2,724)		-	817	(817)
Unconsolidated joint ventures	-	-	-		36	816	(780)
Total sold properties GAAP revenue	1,859	20,908	(19,049)		1,596	19,105	(17,509)
Expenses
Wholly-owned properties	1,044	8,538	(7,494)		909	8,042	(7,133)
Fund II	5	1,180	(1,175)		2	354	(352)
Unconsolidated joint ventures	-	-	-		31	583	(552)
Total sold properties GAAP expenses	1,049	9,718	(8,669)		942	8,979	(8,037)
NOI	$ 810	$ 11,190	$ (10,380)		$ 654	$ 10,126	$ (9,472)

Total portfolio
Revenues
Wholly-owned properties	$ 92,318	$ 98,518	$ (6,200)		$ 92,019	$ 97,806	$ (5,787)
Fund II	17,310	18,397	(1,087)		5,338	4,898	440
Unconsolidated joint ventures	-	-	-		1,639	2,297	(658)
Total revenues	$ 109,628	$ 116,915	$ (7,287)		$ 98,996	$ 105,001	$ (6,005)

Expenses
Wholly-owned properties	36,008	38,111	(2,103)		35,873	37,615	(1,742)
Fund II	6,925	6,883	42		1,897	1,793	104
Unconsolidated joint ventures	-	-	-		441	918	(477)
Total expenses	$ 42,933	$ 44,994	$ (2,061)		$ 38,211	$ 40,326	$ (2,115)

NOI	$ 66,695	$ 71,921	$ (5,226)		$ 60,785	$ 64,675	$ (3,890)
Net margin	60.8%	61.5%			61.4%	61.6%

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 92,515	$ 92,520	$ (5)	-%	$ 82,661	$ 82,409	$ 252	0.3%
Non-recurring lease termination fee income	(184)	(824)	640	(77.7)%	(184)	(824)	640	(77.7)%
Recurring same-store revenue	92,331	91,696	635	0.7%	82,477	81,585	892	1.1%
Total same-store expenses	36,849	33,760	3,089	9.1%	32,330	29,838	2,492	8.4%
Recurring NOI - GAAP	$ 55,482	$ 57,936	$ (2,454)	(4.2)%	$ 50,147	$ 51,747	$ (1,600)	(3.1)%
Recurring net margin - GAAP	60.1%	63.2%	(3.1)%		60.8%	63.4%	(2.6)%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 92,515	$ 92,520	$ (5)	-%	$ 82,661	$ 82,409	$ 252	0.3%
Amortization of below market leases, net	(1,736)	(4,336)	2,600	(60.0)%	(1,882)	(4,531)	2,649	(58.5)%
Straight-line rents	(6,898)	(7,650)	752	(9.8)%	(6,099)	(7,911)	1,812	(22.9)%
Total same-store cash revenue	83,881	80,534	3,347	4.2%	74,680	69,967	4,713	6.7%
Total same-store expenses	36,849	33,760	3,089	9.1%	32,330	29,838	2,492	8.4%
NOI - cash	$ 47,032	$ 46,774	$ 258	0.6%	$ 42,350	$ 40,129	$ 2,221	5.5%
Net margin - cash	56.1%	58.1%	(2.0)%		56.7%	57.4%	(0.7)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 83,881	$ 80,534	$ 3,347	4.2%	$ 74,680	$ 69,967	$ 4,713	6.7%
Non-recurring lease termination fee income	(184)	(824)	640	(77.7)%	(184)	(824)	640	(77.7)%
Recurring same-store cash revenue	83,697	79,710	3,987	5.0%	74,496	69,143	5,353	7.7%
Total same-store expenses	36,849	33,760	3,089	9.1%	32,330	29,838	2,492	8.4%
Recurring NOI - cash	$ 46,848	$ 45,950	$ 898	2.0%	$ 42,166	$ 39,305	$ 2,861	7.3%
Recurring net margin - cash	56.0%	57.6%	(1.6)%		56.6%	56.8%	(0.2)%